_                            SUB-ADVISORY AGREEMENT

                                     BETWEEN

                                 UMB BANK, N.A.

                                       AND

                  NORTHERN TRUST QUANTITATIVE ADVISORS, INC.

                       For the UMB Scout Equity Index Fund

      THIS AGREEMENT by and between UMB BANK, N.A., a national bank with its principal office at 1010 Grand Boulevard, Kansas City, Missouri, 64141 (hereinafter referred to as the "Manager") and NORTHERN TRUST QUANTITATIVE ADVISORS, INC., a corporation with its principal office at 50 S. LaSalle Street, Chicago, Illinois 60675 (hereinafter referred to as the "Sub-Adviser"), which Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one instrument.

      WITNESSETH:

      WHEREAS the Manager has entered into a Management Agreement with UMB Scout Funds, a Delaware business trust (the "Trust"), on behalf of the UMB Scout Equity Index Fund series (the "Fund") of concurrent date to provide management services, including investment advisory services, and the Manager desires the assistance of the Sub-Adviser which can supply the following services:

      Research, analysis, advice and recommendations with respect to the purchase and sale of securities and the making of investment commitments; statistical information and reports as may reasonably be required, and general assistance in the supervision of the investments of the Fund, subject to the control of the Manager and the Trustees of the Trust.

      NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

      1. During the term of this Agreement, or any extension thereof, the Sub-Adviser will, to the best of its ability, furnish the foregoing services.

      2. As compensation, the Manager will pay the Sub-Adviser for its services the following annual fee, computed daily as determined by the Fund's pricing sheet and which shall be payable quarterly in arrears or at such other intervals as agreed by the parties:

          a. 8 basis points (i.e. 8/100 of 1%) of the average daily total net assets of the Fund, or $40,000.00 annually, whichever is more.

      3. This Agreement shall become effective and run concurrently with the Management Agreement of the same date between the Manager and the Trust, an executed copy of which shall be supplied to the Sub-Adviser.

      4. a. The last day of the initial period of this Agreement shall coincide with the last day of the Management Agreement which shall be April 30, 2002. Thereafter this Agreement may be renewed in conjunction with the Management Agreement for successive periods not exceeding one year only so long as such renewal and continuance is specifically approved at least annually by the Board of Trustees of the Trust or by a vote of the majority of the outstanding voting securities of the Fund as prescribed by the Investment Company Act of 1940 ("Act") and provided further that such continuance is approved at least annually thereafter by a vote of a majority of the Trustees who are not parties to such Agreement or interested persons (as defined by the Act) of such party, cast in person at a meeting called for the purpose of voting on such approval. The Sub-Advisor shall provide the Manager such information as may be reasonably necessary to assist the Trustees of the Trust to evaluate the terms of the Management Agreement. For the purpose of providing such information, Sub-Advisor shall attend a minimum of two meetings of the Board of Trustees per year.

          b.  This Agreement will terminate without the payment of any penalty:

         (i)  upon sixty days written notice by the Manager to the Sub-Adviser;
              or

         (ii) automatically with the Management Agreement following sixty days written notice (unless waived) by the Trust to the Manager that the Board of Trustees or the shareholders by vote of a majority of the outstanding voting securities of the Fund, as provided by the Act, has terminated the Management Agreement;

         (iii)automatically by the Board of Trustees or the shareholders by vote of a majority of the outstanding voting securities of the Fund on sixty days' written notice to the Sub-Adviser; or

         (iv) upon sixty days' written notice by the Sub-Advisor to the Manager or the Fund.

      This Agreement shall automatically terminate in the event of its assignment or assignment of the Management Agreement unless such assignment is approved by the Trustees and the shareholders of the Fund as hereinbefore provided or unless an exemption is obtained from the Securities and Exchange Commission from the provisions of the Act pertaining to the subject matter of this paragraph. The Manager shall promptly notify the Sub-Adviser of any notice of termination or of any circumstances which are likely to result in a termination of the Management Agreement. The term "assignment" used in this paragraph is as defined in the Act. No amendment to this Agreement shall be effective unless the terms thereof have been approved by the vote of a majority of outstanding shares of the Fund as prescribed by the Act (unless shareholder approval of the amendment would not be required to be consistent with SEC interpretations of Section 15 of the 1940 Act), and by vote of a majority of the Trustees of the Trust who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

      5. It is understood and agreed that the services to be rendered by the Sub-Adviser to the Manager under the provisions of this Agreement are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby, and provided further that the services to be rendered by the Sub-Adviser to the Manager under this Agreement and the compensation provided for in Paragraph 2 hereof shall be limited solely to services with reference to the Fund.

      6. The Manager agrees that it will furnish currently to Sub-Adviser all information reasonably necessary to permit Sub-Adviser to give the advice called for under this Agreement and such information with reference to the Fund that is reasonably necessary to permit Sub-Adviser to carry out its responsibilities under this Agreement, and the parties agree that they will from time to time consult and make appropriate arrangements as to specific information that is required under this paragraph and the frequency and manner with which it shall be supplied.

      7. The Sub-Adviser shall not be liable for any error of judgment or mistake at law or for any loss suffered by Manager or the Fund in connection with any matters to which this Agreement relates except that nothing herein contained shall be construed to protect the Sub-Adviser against any liability by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reckless disregard of its obligations or duties under this agreement. The Sub-Adviser shall not be liable for any losses caused by errors or omissions in any information furnished by the Manager to the Sub-Adviser.

      Each party hereby executes this Agreement as of the 1st day of May, 2000, pursuant to the authority granted by its governing Board.


                                    NORTHERN TRUST QUANTITATIVE
                                    ADVISORS, INC.


                                    By:
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                                    Name:
                                           -----------------------------------
                                    Title:
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ATTEST:

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                                    UMB BANK, N.A.


                                    By:
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                                    Name:
                                           -----------------------------------
                                    Title:
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ATTEST:

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